EXHIBIT 99.1

Press Contacts

Richard Turcott
RedRoller, Inc.
978.496.1264
rturcott@redroller.com

Matt Trocchio
SHIFT Communications
617.779.1848
mtrocchio@shiftcomm.com

T. Kendall Hunt Joins RedRoller Board of Directors

- Seasoned Executive Brings More than Twenty Years of Expertise to Advisory Role for Growing e-Commerce Company -

STAMFORD, CT---December 12, 2007--- RedRoller Holdings, Inc., (OTCBB:RROL), today announced that T. Kendall Hunt has been appointed to the Board of Directors of RedRoller Holdings, Inc. Hunt currently serves as Chairman and CEO of VASCO Data Security, Inc. (NASDAQ: VDSI), the number one supplier of strong authentication and e-signature solutions and services, and will bring his many years of experience working with high-tech early-stage companies to support Red Roller’s® continued growth and market momentum.

“I am extremely pleased to join RedRoller’s board and believe they are uniquely positioned to address a key challenge faced by small businesses today – alleviating shipping headaches to increase profitability and efficiency,” said Hunt.  “As the first multi-carrier online shipping service, RedRoller has long been an advocate for small businesses and I look forward to working with the Company as it delivers on the promise of Web-based shipping in both domestic and international markets.”

Hunt served as Chief Executive Officer of Vasco through June 1999 and returned as CEO in November 2002. Hunt is also affiliated with several high-tech early-stage companies, serving as a member of the Board of Directors of Global Med Technologies, Inc., listed on the OTC Bulletin Board (Symbol: GLOB). Hunt is President of the Belgian Business Club of Chicago and sits on the Advisory Board for the Posse Foundation, an organization dedicated to providing full college scholarships to urban minority youth leaders through its partnerships with elite universities across the U.S.

William Van Wyck, RedRoller’s President and CEO, commenting on Hunt’s appointment, said, “To have someone of Ken’s caliber join the board is a testament to the market opportunity for the Company and our commitment to positioning RedRoller as the undisputed leader in bringing convenience and savings to small businesses around the world. Ken’s contribution to the board is the first of many things to come as we strengthen RedRoller’s foundation for the future.”

Formed in August 2004, RedRoller offers the small business community a unique, Web-based service for shipping packages, providing them with the convenience, ease-of-use and comparison services that have traditionally been the domain of large enterprises. RedRoller’s service makes shipping packages simple and saves users time and money by providing service comparisons among multiple package carriers. RedRoller’s service is currently in ‘beta’ release at www.redroller.com.

Using RedRoller, small businesses can select a shipping service based on the best available value that meets their needs, including the customer’s required delivery day and time. In addition, RedRoller customers can print authorized bar-coded shipping labels for each listed carrier and arrange for package pickup by their selected carrier or map a convenient location for drop-off. RedRoller also provides various value-added functions for small businesses and organizations, including real-time package tracking with any of the carriers on RedRoller and activity reporting with any single or multiple carriers to monitor shipping expenses. After preparing a package with

RedRoller, a user simply attaches the authorized computerized shipping label to the package, and it is ready to be shipped, saving valuable time and money.

About RedRoller
RedRoller, Inc. was formed in August 2004 to offer the small business community a unique, web-based service for shipping packages. RedRoller¹s service makes shipping packages simple, and saves users time and money by providing service comparisons among multiple package carriers.  RedRoller’s service is currently in beta release at www.redroller.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Some of the information contained in this press release including information with respect to the Company’s plans, objections, expectations and strategy for its business and related financing, contains forward-looking statements that involve risks and uncertainties. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this press release. Important factors, including the Company's ability to maintain is website and associated computer system, maintain desirable economics for its products and customer acceptance thereof, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made by RedRoller Holdings, Inc., including the ‘Risk Factors’ section, in its Current Report on Form 8-K filed on November 13, 2007.  RedRoller Holdings, Inc. undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###